EXHIBIT 10.18

SIXTH AMENDMENT TO LEASE

This Sixth Amendment to Lease (the “Amendment”) is entered into as of this 15th day of November, 2010 (the “Effective Date”), by and between JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A.), formerly known as The Manufactures Life Insurance Company (USA), a wholly owned subsidiary of Manulife Financial Corporation (the “Landlord”), successor by purchase and assignment to Proscenium, LLC; and THE WILLIAM CARTER COMPANY, a Massachusetts corporation (the “Tenant”).

W I T N E S S E T H:

WHEREAS, Landlord and Tenant are parties to that certain Lease Agreement dated February 16, 2001 (the “Original Lease”), as amended by the First Amendment to Lease dated May 31, 2001 (the “First Amendment”), the Second Amendment to Lease dated July 26, 2001 (the “Second Amendment”), the Third Amendment to Lease dated December 3, 2001 (the “Third Amendment”), the Fourth Amendment to Lease dated December 21, 2004 (the “Fourth Amendment”) and the Fifth Amendment to Lease dated November 4, 2010 (the “Fifth Amendment”; the Original Lease, the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment and the Fifth Amendment are hereinafter collectively referred to as the “Lease”) whereby Landlord leases to Tenant certain premises consisting of an aggregate of approximately 103,544 rentable square feet of space (the “Leased Premises”) in the building commonly known as The Proscenium, located at 1170 Peachtree Street N.E., Atlanta, Georgia 30309 (the “Building”), for a term that commenced on October 1, 2001 and is scheduled to expire on June 30, 2015 (the “Term”), the Leased Premises being comprised of temporary space on the Second (2nd) Floor of the Building and the entire rentable area on the Sixth (6th), Ninth (9th), Tenth (10th) and Eleventh (11th) Floors of the Building as shown below:

Rentable Area                                      Floor of Building

1,972                                                       2nd
25,393                                                      6th
25,393                                                      9th
25,393                                                      10th
25,393                                                      11th

WHEREAS, the parties desire to expand the Leased Premises and make certain other modifications to the Lease associated with such expansion; as provided herein;

NOW THEREFORE, in consideration of the above-stated premises and the mutual covenants contained herein and in the Lease, Landlord and Tenant hereby agree as follows:

1.	Effective Date. Unless otherwise stated herein, the agreements contained in this Amendment shall be effective as of the Effective Date.

2.	Defined Terms. Unless otherwise defined herein, all capitalized terms used in this Amendment shall have the meanings ascribed to them in the Lease.

3.	Expansion Term.

(a)
Temporary Space leased during Expansion Term.  Effective for a term (the “Expansion Term”) commencing upon the Expansion Date, defined below, applicable to each of the spaces that are the subject of this Paragraph 3, and expiring on the Expansion Term Expiration Date, defined below, the Leased Premises shall be expanded to include approximately 3,956 additional rentable square feet of space, commonly known as Suite 575, located on the Fifth (5th) Floor of the Building (the “Suite 575 Space”), and approximately 3,812 additional rentable square feet of space, commonly known as Suite 1800, located on the Eighteenth (18th) Floor of the Building (the “Suite 1800 Space”; the Suite 575 Space and the Suite 1800 Space are also individually referred to as a “Space,” and they are collectively referred to herein as the “Temporary Space”).  The Suite 575 Space is shown in the drawing attached hereto as Exhibit A and incorporated herein by this reference, and the Suite 1800 Space is shown in the drawing attached hereto as Exhibit B and incorporated herein by this reference.  The Expansion Term shall expire on September 30, 2011 (the “Expansion Term Expiration Date”); provided, however, that the Expansion Term Expiration Date shall be extended by one day for each day that the Expansion Premises Delivery Date, defined below, extends beyond July 1, 2011.  For the duration of the Expansion Term, the Temporary Space shall be a part of the Leased Premises, subject to all terms and conditions of the Lease applicable to the Leased Premises, except as set forth herein.  The effective date of the expansion of the Leased Premises (the effective date of each expansion of the Leased Premises pursuant to the terms of this Amendment is referred to herein as an “Expansion Date”) applicable to the Suite 1800 Space shall be thirty (30) days after the Effective Date of this Amendment; and the Expansion Date applicable to the Suite 575 Space shall be ninety (90) days after the Effective Date.

(b)
Rent applicable to Temporary Space.  Effective upon the Expansion Date applicable to each Space comprising the Temporary Space, and for the duration of the Expansion Term, Tenant shall become liable for Rent applicable to such Space, which shall be paid at the time and in the manner specified in the Lease, as amended herein, but which shall be calculated at the annual rate of Eighteen Dollars ($18.00) per rentable square foot of each Space.  The Temporary Space shall not be included in the rentable square footage of the Leased Premises for purposes of calculating Tenant’s Share of Operating Costs.

(c)
Acceptance of and access to Temporary Space.  The Spaces comprising the Temporary Space shall be delivered by Landlord to Tenant in their existing “as is” condition; Landlord shall have no obligation to improve or otherwise modify any portion of the Temporary Space for Tenant’s occupancy; and all improvements or modifications Tenant may desire to be made to the Temporary Space shall be made by Tenant at Tenant’s sole expense, except as provided in subparagraph (d) below, subject to the terms of the Lease regarding alterations made by Tenant to the Leased Premises.  For the period of time commencing on the Effective Date hereof and expiring the day prior to the Expansion Date applicable to each of the Spaces comprising the Temporary Space (the “Early Access Period”), Landlord shall permit Tenant to have access to such Spaces for the limited purpose of taking measurements, installing trade fixtures, Cabling and wiring, and making improvements to such Spaces, in accordance with the terms hereof; provided, however, that except as provided below, Tenant shall not commence occupancy of either Space comprising the Temporary Space for the purpose of conducting business in such space until the Expansion Date applicable to such Space.  Notwithstanding the foregoing, however, Tenant may commence occupancy of the Temporary Space prior to the Expansion Date applicable to such Space, provided that (i) all terms and conditions of the Lease applicable to Tenant’s use and occupancy of the Leased Premises shall apply to Tenant’s occupancy of such Space prior to the Expansion Date applicable to such space, except for the obligation to pay Rent for such Space, which shall not commence until the Expansion Date applicable to such Space; (ii) prior to occupancy of such Space, Tenant shall deliver to Landlord a certificate of insurance reflecting that the insurance that Tenant is required to maintain on the Leased Premises is applicable to such Space; and (iii) if a certificate of occupancy is required by Tenant’s occupancy of such Space, Tenant shall not commence occupancy of such Space until Tenant delivers a copy of such certificate of occupancy to Landlord.

(d)
Existing Unused Allowance.  The parties acknowledge that, as of the Effective Date hereof, there remains available to Tenant a portion of a previous improvement allowance provided to Tenant in the amount of Four Hundred Seventy-four Thousand, Seven Hundred Fifty-eight Dollars ($474,758.00) (the “Unused Previous Allowance”).  Upon making improvements to the Temporary Space, Tenant shall be entitled to be reimbursed for the cost of such improvements in an amount up to but not exceeding the Unused Previous Allowance.  Such reimbursement shall be made by Landlord within thirty (30) days after Landlord’s receipt of documentation reasonably acceptable evidencing (i) the cost incurred by Tenant in making such improvements, and (ii) that all contractors used by Tenant in making such improvements have been paid in full, and all lien rights potentially arising from the making of such improvements have been extinguished.

(e)
Surrender of Temporary Space upon expiration of Expansion Term.  Upon the expiration of the Expansion Term, Tenant shall (i) remove all of Tenant’s items of personal property from the Temporary Space; (ii) remove any voice or data cabling (“Cabling”) installed by Tenant in such space or common areas of the Building (installed for Tenant’s use of such space) to the point of the origin of such Cabling, and repair any damage to such space or the Building resulting from such removal, if requested to do so by Landlord, as provided below; and (iii) surrender possession of such space unto Landlord, broom clean and in good repair, ordinary wear and tear excepted.  If Tenant shall remain in possession of the Temporary Space beyond the expiration of the Expansion Term, then Tenant shall be a tenant holding over as to such space as provided in the Lease.  No later than thirty (30) days prior to the expiration of the Expansion Term, Landlord shall notify Tenant whether Landlord will require Tenant to remove Cabling from the Temporary Space, and if Landlord elects to require Tenant to remove Cabling from the Temporary Space, then Tenant shall remove such Cabling as provided above.

4.
The Expansion Premises.  The Leased Premises shall be expanded to include certain space on the Fourth (4th) Floor of the Building (the “Expansion Premises”) in accordance with the terms of this Paragraph 4.

(a)
Determination of Expansion Premises.  Except as otherwise provided below, the Expansion Premises shall contain approximately 9,000 rentable square feet of space in a location to be designated by Tenant that is reasonably acceptable to Landlord.  Tenant may, by written notice delivered by Tenant to Landlord no later than May 1, 2011 (the “Expansion Premises Notice”), elect to have the Expansion Premises contain more than 9,000 rentable square feet of space, and may, subject to Landlord’s reasonable consent, contain up to the entire rentable square footage of the Fourth (4th) Floor of the Building, which is equal to 25,392 rentable square feet of space.  In the event that Tenant does not elect to send an Expansion Premises Notice to Landlord, then no later than May 15, 2011, Landlord shall designate the location of the Expansion Premises which shall include elevator lobby exposure, and obtain Tenant’s consent to such designation, which shall not be unreasonably withheld.  If Tenant elects to send an Expansion Premises Notice to Landlord, then Tenant shall state in such notice the its desired rentable square footage on the Fourth (4th) Floor of the Building (which shall not be less than 9,000 rentable square feet) and its desired location on the Fourth (4th) Floor of the Building, and during the fifteen (15) day period following Landlord’s receipt of such Expansion Premises Notice, Landlord and Tenant shall work in good faith to reach an agreement regarding the rentable square footage and the location of the Expansion Premises on the Fourth (4th) Floor of the Building.  In the event that the parties are unable to agree upon the rentable square footage and location of the Expansion Premises, then the Expansion Premises shall contain approximately 9,000 rentable square feet of space on the Fourth (4th) Floor of the Building in a location to be designated by Landlord, and such space shall include elevator lobby exposure.  After the rentable square footage and location of the Expansion Premises have been determined as provided in this paragraph, the parties shall execute a further amendment to the Lease documenting same.

(b)
Expansion Date applicable to Expansion Premises.  The parties acknowledge that the Expansion Premises are, as of the Effective Date, the subject of a lease (the “Existing Lease”) by which the Expansion Premises are leased by Landlord to another tenant of the Building (the “Existing Tenant”), the term of which is scheduled to expire on June 30, 2011.  The Expansion Date applicable to the Expansion Premises shall be the earlier of (i) ninety (90) days after the Expansion Premises Delivery Date, defined below; or (ii) the date on which a certificate of occupancy for the Expansion Premises is issued by the appropriate local municipal authority having jurisdiction over the Building after completion of the Improvements, defined in the Work Agreement attached hereto as Exhibit C (the “Work Agreement”).  Effective on the Expansion Date, and throughout the remainder of the Term of the Lease, the Expansion Premises shall become part of the Leased Premises and all the terms, conditions and obligations of the Lease shall apply to the Expansion Premises.

(c)
Acceptance of and access to Expansion Premises.  The Expansion Premises shall be delivered by Landlord to Tenant the day following the date on which the term of the Existing Lease expires and Landlord obtains possession of the Expansion Premises from the Existing Tenant (the “Expansion Premises Delivery Date”); as of the Effective Date, the parties anticipate that the Expansion Premises Delivery Date will occur on July 1, 2011.  The Expansion Premises shall be delivered by Landlord to Tenant in their then existing “as is” condition and, except as otherwise provided in the Work Agreement; Landlord shall have no obligation to improve or otherwise modify any portion of the Expansion Premises for Tenant’s occupancy; and all improvements or modifications Tenant may desire to be made to the Expansion Premises shall be made by Tenant in accordance with the terms of the Work Agreement.  As set forth in the Work Agreement, Landlord shall reimburse Tenant for the cost of construction of the wall demising the Expansion Premises from the remaining space on the Fourth (4th) Floor of the Building.  Tenant shall not commence occupancy of the Expansion Premises for purposes of conducting business until the Expansion Date, determined as provided above.

(d)
Rent applicable to the Expansion Premises.  Effective upon the Expansion Date applicable to the Expansion Premises, Tenant shall be liable to Landlord for payment of Rent applicable to the Expansion Premises.  Rent for the Expansion Premises shall be paid at the time and in the manner specified in the Lease for Rent applicable to the Leased Premises, but Rent for the Expansion Premises shall be calculated as provided below.

(i)
Monthly Rental.  Monthly Rental applicable to the Expansion Premises shall be calculated at the annual rates per rentable square foot (“RSF”) of the Expansion Premises shown in the chart that appears in this paragraph (which chart is based on Expansion Premises of 9,000 RSF).

             MONTHLY RENTAL FOR EXPANSION PREMISES ONLY
9,000 rentable square feet*

    Annual
Rental Period                           Rate per RSF                         Monthly                            Annually

     ED** – 09/30/12                                    $25.00                                    $18,750.00                           $225,000.00***
10/01/12 – 09/30/13                                    $25.50                                    $19,125.00                           $229,500.00
10/01/13 – 09/30/14                                    $26.01                                    $19,507.50                           $234,090.00
10/01/14 – 06/30/15                                    $26.53                                    $19,897.50                           $179,077.50****

*Subject to adjustment if RSF of the Expansion Premises is more than 9,000 RSF
**Expansion Date applicable to Expansion Premises
***Subject to the Abated Rent provision below.
****Based on a 9-month period.

(ii)
Abated Rent applicable to Expansion Premises only.  Provided that no Event of Default exists beyond the cure period provided under the Lease at the time of the abatement provided below, Tenant’s Monthly Rental applicable to the Expansion Premises only shall be abated during the period commencing on the Expansion Date and expiring five (5) full months after the Expansion Date (the “Abatement Period”).  This provision shall not be construed to abate any other sums becoming due under the Lease during the Abatement Period, other than the Monthly Rental attributable to the Expansion Premises during the Abatement Period (the “Abated Rent”).  The Abated Rent shall be amortized over the remaining portion of the Term existing as of the Expansion Date at eight percent (8%) simple interest per annum.  So long as no uncured monetary Event of Default occurs under the Lease, upon Landlord’s receipt of the final monthly installment of Rent due during the Term, Tenant shall have no liability to Landlord for the repayment of any portion of the Abated Rent.  Upon the occurrence of an uncured monetary Event of Default, then in addition to all of Landlord’s other remedies available under the Lease, Tenant shall also become immediately liable to Landlord for the unamortized portion of the Abated Rent existing as of the date of such uncured monetary Event of Default, and interest shall accrue thereon at the default interest rate specified in the Lease until such sum is paid in full.

(iii)
Tenant’s Share of Operating Costs.  Effective upon the Expansion Date, Tenant shall become liable for the payment of Tenant’s Share of Operating Costs attributable to the Expansion Premises, which shall be calculated and assessed as provided in the Lease, except that, for purposes of determining the amount owed by Tenant as Tenant’s Share of Operating Costs attributable to the Expansion Premises, the term “Initial Operating Costs” shall mean the actual Operating Costs for the calendar year 2011 (the “Base Year”), adjusted as provided in the Lease.

5.	Right of First Refusal. Tenant shall have the following right of first refusal:

(a)
Grant of Right of First Refusal.  So long as the Lease is in full force and effect, and no uncured Event of Default exists under the Lease at the time Landlord must provide Tenant with the notice required hereunder, Tenant is hereby granted a right of first refusal (the “Right of First Refusal”) as to the Refusal Space, defined below, subject to all of the terms and conditions set forth herein.  The Right of First Refusal shall be subject and subordinate to the right of the existing tenant of the Refusal Space to renew or otherwise extend the term of its lease for such space, whether such right is granted before or after the Effective Date hereof, and to any other rights of any other parties to lease all or any portion of the Refusal Space, if such rights were granted in writing prior to the Effective Date hereof; provided, however, that Tenant’s rights under this Right of First Refusal shall be superior to any right of Manning, Selvage & Lee, Inc., which, as of the Effective Date, occupies Suite 400 of the Building, to extend the term of its lease for such space.

(b)
Refusal Term.  The term of the Right of First Refusal (the “Refusal Term”) shall commence on May 1, 2011 and shall expire the earlier of (i) twenty-four (24) months prior to the expiration of the Term of the Lease, as the same may be extended by the written agreement of the parties from time to time; (ii) the date on which all portions of the Refusal Space have been leased by Tenant; or (iii) the date on which the Right of First Refusal is terminated, as provided below.

(c)
The Refusal Space.  The Right of First Refusal shall apply to any space on the Fourth (4th) or Fifth (5th) Floors of the Building that is available to be leased at the time of the Proposed Offer, defined below. During the Refusal Term, Landlord shall exert commercially reasonable efforts to fulfill the space needs of any third-party tenant elsewhere in the Building served by the lower elevator bank that does not include the Refusal Space.

(d)
The Proposed Offer.  In the event that, during the Refusal Term, Landlord shall engage in serious negotiations with any third party, other than the party then occupying all or any portion of the Refusal Space (the “Proposed Tenant”), to lease all or any portion of the Refusal Space, and Landlord delivers a bona fide proposal to such Proposed Tenant to lease all or any portion of the Refusal Space, or Landlord receives from such Proposed Tenant an offer to lease all or any portion of the Refusal Space which offer Landlord desires to accept (such bona fide proposal or such offer being referred to herein as a “Proposed Offer”), and provided that Landlord has used commercially reasonable efforts to fulfill the space needs of the Proposed Tenant in a space elsewhere in the lower elevator bank of the Building that does not include the Refusal Space, then Landlord shall contemporaneously with the delivery or receipt of such Proposed Offer give Tenant written notice of the Proposed Offer, together with an offer by Landlord (the “Landlord’s Offer”) to lease to Tenant the portion of the Refusal Space set forth in the Proposed Offer (the “Proposed Space”) on the terms and conditions set forth herein.

(e)
Terms applicable to Tenant’s Lease of Proposed Space.  Landlord’s Offer shall consist of an offer to lease the Proposed Space to Tenant on the same terms and conditions as Tenant’s lease of the Expansion Premises, except as otherwise set forth herein.  The Rent applicable to the Proposed Space shall be calculated at the same rates, and adjusted on the same basis, as the Rent then applicable to the Expansion Premises.  Landlord shall provide Tenant with an allowance for improvements to be made to the Proposed Space that is equal to Ten Dollars ($10.00) per rentable square foot of the Proposed Space multiplied by a fraction, the numerator of which is the number of months remaining in the balance of the Term following the expansion of the Leased Premises to include the Proposed Space, and the denominator of which is the number of months in the unexpired Term of the Lease existing as of the Expansion Date applicable to the Expansion Premises (the “Pro-ration Ratio”).  Landlord shall abate the Monthly Rent applicable to the Proposed Space for the number of months that is equal to 5 multiplied by the Pro-ration Ratio.  All improvements to be made by Tenant to the Proposed Space shall be subject to Landlord’s reasonable approval and the terms of the Lease applicable to alterations made to the Leased Premises.  The Operating Costs attributable to the Proposed Space shall be calculated and assessed as provided in the Lease, except that for purposes of determining the amount owed by Tenant as Tenant’s Share of Operating Costs attributable to the Proposed Space, the term “Initial Operating Costs” shall mean the actual Operating Costs for the calendar year in which the effective date of any further amendment to the Lease documenting the expansion of the Leased Premises to include the Proposed Space occurs (which shall be the “Base Year” for the Proposed Space), adjusted as provided in the Lease.

(f)
Exercise of the Right of First Refusal.  If Tenant accepts Landlord’s Offer, then Tenant shall do so by forwarding written notice of acceptance to Landlord, in accordance with the Notices provision of the Lease, as amended herein (Tenant’s “Acceptance Notice”), no later than seven (7) business days following Tenant’s receipt of Landlord’s Offer.  If Tenant accepts Landlord’s Offer, then Landlord and Tenant shall execute a further amendment to the Lease documenting the addition of the Proposed Space to the Leased Premises in accordance with the terms of Landlord’s Offer for the remaining unexpired Term of the Lease existing as of the effective date of the expansion of the Leased Premises to include the Proposed Space (the “Expansion Amendment”).  Unless set forth to the contrary in the Expansion Amendment, Tenant’s obligation for the payment of Rent for the Proposed Space, subject to any abated rent provision applicable to such space, shall commence ninety (90) days after the full execution of a lease amendment documenting the expansion of the Leased Premises to include the Proposed Space and Landlord’s delivery of the Proposed Space to Tenant for the construction of improvements.  The Proposed Space shall be delivered by Landlord to Tenant in its then existing “as is” condition; Landlord shall have no obligation to improve or otherwise modify the Proposed Space for Tenant’s occupancy; provided, however, that Landlord shall construct any common area corridor required as a result of the lease of the Proposed Space to Tenant and demise the Proposed Space from any remaining space on such floor, and Tenant shall reimburse Landlord for one-half (1/2) of all of costs incurred by Landlord in connection with such construction within thirty (30) days after Tenant’s receipt of Landlord’s invoice for such amount.  If Tenant does not provide its Acceptance Notice within such seven (7) business day period, then Tenant shall be deemed to have rejected the Proposed Space, and Landlord shall thereafter be entitled to lease the Proposed Space to the Proposed Tenant upon the terms and conditions set forth in the Proposed Offer.  If Landlord and the Proposed Tenant enter into a lease for the Proposed Space, then such Proposed Space shall be excluded from the Refusal Space during the term of such lease, as the same may be extended from time to time; however, if such Proposed Space should again become available to be leased during the Refusal Term, such Proposed Space shall, once again, become part of the Refusal Space.  If Landlord and the Proposed Tenant do not enter into a lease for the Proposed Space, then such space shall continue to be subject to the Right of First Refusal.

(g)
Right of First Refusal Personal to Tenant.  The parties expressly agree that the Right of First Refusal granted to Tenant herein shall be “personal” to Tenant.  The Right of First Refusal may only be exercised by Tenant; it may not be exercised by any subtenant of Tenant or an assignee of Tenant that is not an Affiliate.  For purposed hereof, an “Affiliate” of Tenant shall be any firm, person, corporation, partnership or other legal entity now or hereafter (i) controlled by, in control of or under common control with Tenant, or (ii) into which or with which Tenant shall merge or consolidate, or (iii) which acquires all or substantially all of the stock or assets of Tenant.  Landlord shall have no obligation to deliver Landlord’s Offer, as defined above, to Tenant if, at the time this Right of First Refusal would otherwise require Landlord to deliver Landlord’s Offer to Tenant, Tenant is then negotiating with Landlord or a potential assignee or subtenant other than an Affiliate to either assign the Tenant’s interest under the Lease or to sublet all or a portion of the Leased Premises.

6.	Expansion Rights. Tenant shall have the rights stated in this Paragraph 8 to expand the Leased Premises.

(a)
Grant of Expansion Option.   So long as the Lease is in full force and effect, and no uncured Event of Default exists under the Lease at the time Landlord receives an Expansion Notice from Tenant, Tenant is hereby granted the on-going and continuous option of expanding the Leased Premises (the “Expansion Option”) to include the Additional Expansion Premises, defined below.

(b)
Additional Expansion Premises.  The Additional Expansion Premises shall consist of (i) Available, defined below, vacant space on the Fourth (4th) Floor of the Building, so long as such Available space contains at least 5,000 rentable square feet of space; and (ii) the Suite565 Space, as defined below and subject to the terms and conditions set forth below.  As used herein, the term “Available” shall mean not subject to any lease or any extension or expansion rights; or if subject to a lease, extension or expansion rights such lease or rights are scheduled to expire prior to Tenant’s proposed date of expansion of the Leased Premises to include such space.  As used herein, the term “Suite 565 Space” shall mean approximately 5,757 rentable square feet of space on the Fifth (5th) Floor of the Building commonly known as Suite 565 of the Building, provided that such space shall only be part of the Additional Expansion Premises for so long as such space is occupied by Landlord.

(c)
Special provisions applicable to Suite 565 Space.  Tenant’s right to expand into the Suite 565 Space pursuant to the terms of the Expansion Option shall be subject to the terms of this paragraph.  Tenant shall only have the right to expand the Leased Premises to include the Suite 565 Space if Tenant in good faith requires additional expansion space in the Building, and there is, in Landlord’s reasonable determination, no other viable alternative space into which the Leased Premises could be expanded other than the Suite 565 Space then occupied by Landlord.  In the event that the Expansion Option is exercised by Tenant, and the space into which the Leased Premises are expanded is the Suite 565 Space, then (i) Landlord shall deliver possession of the Suite 565 Space in its then existing “as is” condition, free of all debris and personal property of Landlord, no later than nine (9) months following Landlord’s receipt of an Expansion Notice from Tenant and Landlord shall have no obligation to improve or otherwise modify the Suite 565 Space for Tenant’s occupancy; and (ii) the Rent applicable to the Suite 565 Space shall be calculated at the same rates, and adjusted on the same basis, as the Rent then applicable to the Expansion Premises, defined above; provided that no Rent applicable to the Suite 565 Space shall be abated, and no allowance for improvements to the Suite 565 Space shall be provided.  The Operating Costs attributable to the Suite 565 Space, shall be calculated and assessed as provided in the Lease, except that for purposes of determining the amount owed by Tenant as Tenant’s Share of Operating Costs attributable to the Suite 565 Space, the term “Initial Operating Costs” shall mean the actual Operating Costs for the calendar year in which the effective date of any further amendment to the Lease documenting the expansion of the Leased Premises to include the Suite 565 Space occurs (which shall be the “Base Year” for the Suite 565 Space), adjusted as provided in the Lease.

(d)
Expansion Notice.  If Tenant elects to exercise the Expansion Option, then Tenant shall forward written notice of such election (the “Expansion Notice”) to Landlord, in accordance with the Notices provision of the Lease, as modified herein.  Tenant shall designate in the Expansion Notice the approximate rentable square footage of expansion space that Tenant requires, which shall not be less than 5,000 rentable square feet of space; Tenant may exercise the Expansion Option multiple times, so long as the Available space on the Fourth (4th ) Floor of the Building contains at least 5,000 rentable square feet of space, and so long as Tenant requires at least 5,000 rentable square feet of additional space each time that the Expansion Option is exercised by Tenant.  Notwithstanding anything to the contrary in this paragraph, if the amount of Available vacant space on the Fourth (4th) Floor is less than 5,000 square feet at the time that Tenant delivers Expansion Notice, then Tenant’s Expansion Option will apply to all of the remaining Available vacant space on the Fourth (4th) Floor.

(e)
Designation of Expansion Space.  In the Expansion Notice, Tenant shall designate the portion of the Additional Expansion Premises that Tenant proposes to lease (the “Proposed Additional Expansion Premises”), which shall be subject to Landlord’s approval which shall not be unreasonably withheld or delayed.  Within eight (8) business days following the receipt of the Expansion Notice, Landlord will provide to Tenant a demising plan and an exact square footage figure of the Expansion Space which Landlord is offering to Tenant; provided, however, that Landlord shall use commercially reasonable efforts not to materially increase the rentable square footage of the Proposed Additional Expansion Premises beyond the rentable square footage requested by Tenant, or materially change the location on the floor from the location that Tenant has indicated in the Expansion Notice, subject to building code restrictions, the demising wall location and configuration of the space, and taking into consideration the remaining vacant space that remains Available to be leased on the Fourth (4th) Floor of the Building.  In the event that Suite 565 Space is presented by Landlord to Tenant as Proposed Additional Expansion Premises, Tenant shall not have the option of leasing less than the entire amount of the Suite 565 Space.  Within the fifteen (15) day period following Landlord’s designation of the Proposed Additional Expansion Premises, Landlord and Tenant shall work in good faith to agree to the square footage and location of the additional space to be leased by Tenant; provided, however, that the final determination of the square footage and location of the space into which the Leased Premises shall be expanded shall be reasonably determined by Landlord.  In the event that the Landlord’s final determination of the Additional Expansion Premises is not acceptable to Tenant, Tenant has the option to rescind its exercise of the Expansion Option by written notice to Landlord no later than three (3) business days following Tenant’s receipt of Landlord’s final determination of the Additional Expansion Premises.

(f)
Rent applicable to Additional Expansion Premises on Fourth (4th) Floor.  The Rent applicable to any Additional Expansion Premises leased by Tenant on the Fourth (4th) Floor of the Building (“Fourth Floor Additional Expansion Premises”) pursuant to Tenant’s exercise of the Expansion Option shall be calculated at the same rates, and adjusted on the same basis, as the Rent then applicable to the Expansion Premises, except as expressly set forth to the contrary herein.  Landlord shall provide Tenant with an allowance for improvements to be made to the Fourth Floor Additional Expansion Premises that is equal to Ten Dollars ($10.00) per rentable square foot of such space multiplied by a fraction, the numerator of which is the number of months remaining in the Term following the expansion of the Leased Premises to include such space, and the denominator of which is the number of months in the unexpired Term of the Lease existing as of the Expansion Date applicable to such space (the “Pro-ration Ratio” applicable to such space).  In addition, Landlord shall abate the Monthly Rent applicable to the Fourth Floor Additional Expansion Premises for the number of months that is equal to 5 multiplied by the Pro-ration Ratio.  All improvements to be made by Tenant to the Fourth Floor Additional Expansion Premises shall be subject to Landlord’s approval and the terms of the Lease applicable to alterations made to the Leased Premises.

(g)
Delivery of Additional Expansion Premises on Fourth (4th) Floor.  Unless otherwise agreed to by the parties, the lease on the Additional Expansion Premises shall commence ninety (90) days after Landlord delivers possession of such space to Tenant.  The Fourth Floor Additional Expansion Premises shall be delivered by Landlord to Tenant in their then existing “as is” condition; Landlord shall have no obligation to improve or otherwise modify such space for Tenant’s occupancy; provided, however, that Landlord shall construct any common area corridor work required as a result of the lease of such space to Tenant and demise such space from any remaining space on such floor, and Tenant shall reimburse Landlord for all or a portion of all of costs incurred by Landlord in connection with such construction (the “Demising Costs”) within thirty (30) days after Tenant’s receipt of Landlord’s invoice for such amount, as provided below.  If more than eighteen (18) months remain in the unexpired Term of the Lease at the time of the effective date of the expansion of the Leased Premises to include such space, then Tenant shall reimburse Landlord for one-half (1/2) of the Demising Costs; if eighteen (18) or fewer months remain in the unexpired Term of the Lease at the time of the effective date of the expansion of the Leased Premises to include such space, then Tenant shall reimburse Landlord for the entire amount of the Demising Costs incurred by Landlord.

(h)
Expansion Option Personal to Tenant.  The parties expressly agree that the  Expansion Option granted to Tenant herein shall be “personal” to Tenant.  The Expansion Option may only be exercised by Tenant; it may not be exercised by any subtenant of Tenant or an assignee that is not an Affiliate, defined above; and it may not be exercised by Tenant if Tenant is, either at the time that the Expansion Notice is provided by Tenant to Landlord or on the Expansion Date, negotiating with Landlord or a potential assignee or subtenant other than an Affiliate to either assign the Tenant’s interest under the Lease or to sublet all or a portion of the Leased Premises.

7.
Extension Option.  The renewal option set forth in Paragraph 17 of the Fourth Amendment (the “Renewal Option”) shall be and remain in effect, and shall apply to the entire rentable square footage of the Leased Premises located on the Sixth (6th), Ninth (9th), Tenth (10th) and Eleventh (11th) Floors of the Building, as provided in the Renewal Option.  In addition to the Renewal Option, Tenant shall have the following option to extend the Term of the Lease applicable to the Expansion Premises and any portion of the Refusal Space and the Additional Expansion Premises, if any, actually leased by Tenant pursuant to the terms of this Amendment (collectively, the “Sixth Amendment Premises”):

(a)
Grant of Extension Option.  So long as the Lease is in full force and effect, and no uncured Event of Default exists at the time of the exercise of the option set forth herein, Tenant is hereby granted the option to extend the Term of the Lease applicable to the Sixth Amendment Premises (the “Extension Option”) for a period of five (5) additional years (the “Extension Term”), to commence at the expiration of the Term of the Lease.  The extension of the Lease shall be upon the same terms and conditions of the Lease, except:  (i) the Monthly Rental and calculation of Tenant’s Share of Operating Costs applicable during the Extension Term shall be based on the effective rental rate offered to tenants of similar size and credit that are renewing or extending a lease for comparable Class A-buildings in the Midtown office market of Atlanta, Georgia at the time of the Preliminary Notice (“Market Rate”).  Market Rate shall reflect the elevation in the building of the leased space, the length of the renewal or extension term, the abated rent and tenant improvement allowance and base year for operating expenses and real estate taxes that is offered by landlords of comparable buildings at the time of the Preliminary Notice; (ii) Tenant shall have no option to extend the Lease applicable to the Sixth Amendment Premises beyond the expiration of the Extension Term; (iii) Tenant shall not have the right to assign its extension rights to any subtenant of the Leased Premises or to any assignee of Tenant that is not an Affiliate; and (iv) the leasehold improvements in the Sixth Amendment Premises will be provided in their then existing condition at the time the Extension Term commences.

(b)
Preliminary Notice.  If Tenant intends to exercise the Extension Option, Tenant shall provide Landlord with written notice, in accordance with the Notices provision of the Lease, as amended herein (the “Preliminary Notice”), of such intention at least nine (9) months, but no earlier than fifteen (15) months, prior to the expiration of the Term of the Lease.  If, for whatever reason, Tenant does not forward Preliminary Notice to Landlord, in accordance with the terms of this paragraph, that Tenant intends to exercise the Extension Option, then the Extension Option set forth herein shall expire, and Tenant shall not thereafter have any right to exercise the Extension Option or otherwise acquire an interest in the Sixth Amendment Premises after the expiration of the Term of the Lease.

(c)
Rental Applicable During Extension Term. Within thirty (30) days after Landlord’s receipt of Tenant’s Preliminary Notice, Landlord shall provide Tenant with written notice (the “Rent Notice”), of the Market Rate that will be applicable to the Sixth Amendment Premises during the Extension Term, and the Base Year that will be used for purposes of determining Tenant’s Share of Operating Costs applicable to such space during the Extension Term (collectively, the “Extension Term Rent”).  The Extension Term Rent shall be determined by Landlord, and shall consist of Landlord’s good faith determination of the market rental rate for the Leased Premises as of the commencement of the Extension Term, taking into consideration such factors as rental for comparable premises in the Building; the applicable base year; rental for comparable premises in existing buildings in the same geographical area as the Building (taking into consideration, but not limited to, use, quality, age and location of the applicable building); the rentable area of the premises being leased; the length of the pertinent rental term; the quality and creditworthiness of the tenant, and such other factors as Landlord may reasonably determine are relevant.

(d)
Extension Notice.  If, after review of Landlord’s determination of the Extension Term Rent, Tenant elects to exercise the Extension Option, then, no later than fifteen (15) days after Tenant’s receipt of Landlord’s Rent Notice, Tenant shall forward written notice of such election (the “Extension Notice”) to Landlord in accordance with the Notices provision of the Lease, as amended herein.  In such event Tenant shall, within thirty (30) days after presentation by Landlord, execute an amendment to the Lease, which amendment shall reflect the extension of the Term of the Lease through the expiration of the Extension Term, and the Extension Term Rent (including the specification of the Monthly Rental and the Base Year that will be applicable during the Extension Term).  If, after providing Landlord with Tenant’s Preliminary Notice, Tenant does not, for whatever reason, provide Landlord with the Extension Notice required hereunder in order to exercise the Extension Option, then the Extension Option shall expire; Tenant’s Preliminary Notice shall be of no further force or effect; and it shall be as if the Preliminary Notice had never been forwarded by Tenant to Landlord.  If, however, after Tenant forwards its Extension Notice to Landlord, Tenant fails to execute the amendment to the Lease as required by the terms of this paragraph, then the Term of the Lease shall nonetheless be extended in accordance with the terms of this Extension Option.

(e)
Extension Option Personal to Tenant.  The parties expressly agree that the Extension Option granted to Tenant herein shall be “personal” to Tenant.  The Extension Option may only be exercised by Tenant; it may not be exercised by any subtenant of Tenant or an assignee that is not an Affiliate; and it may not be exercised by Tenant if Tenant is, at the time that the Extension Notice is provided by Tenant to Landlord, negotiating with Landlord or a potential assignee or subtenant that is not an Affiliate to either assign the Tenant’s interest under the Lease or to sublet all or a portion of the Leased Premises.

8.
Parking.  The additional unreserved parking spaces to be provided to Tenant in the Parking Garage for (i) the Temporary Space during the Expansion Term; and (ii) the Expansion Premises as of the Expansion Date applicable to such space, shall be allocated to Tenant at the ratio of two (2) unreserved spaces per 1,000 rentable square feet of such spaces.  Such additional unreserved parking spaces shall be provided at the prevailing rate for spaces in the Parking Garage applicable from time to time.

9.
Landlord’s address for Notices.  Landlord’s address for notices set forth on Page 1 of the Original Lease, and as referenced in Paragraph 21 of the Original Lease, is hereby deleted from the Lease and the following shall be substituted therefor:

John Hancock Life Insurance Company (U.S.A.)
c/o Manulife Financial
1170 Peachtree Street, Suite 565
Atlanta, Georgia 30309
Attention:  Lease Administration

10.	Additional amendments to Lease. Paragraphs 1, 2 and 3 of the Special Stipulations attached as Exhibit “G” to the Original Lease are hereby deleted from the Lease.

11.
Agency Disclosure and Leasing Broker/Agent’s Commission.  Jones Lang LaSalle Brokerage, Inc. (“Broker”) has represented the Tenant in this transaction, and Broker will be compensated by Landlord by separate agreement.  Landlord was not represented by a broker in this transaction.  Landlord and Tenant (each of which is an “Indemnifying Party” hereunder) represent to each other that they have dealt with no broker, agent or finder in connection with this transaction other than Broker.  Each Indemnifying Party hereby indemnifies the other party and agrees to hold such other party harmless from and against any and all claims, causes, demands, losses, liabilities, commissions, settlements, judgments, damages, expenses and fees (including reasonable attorneys’ fees and court costs) in connection with any claim for commission, fees, compensation or other charge relating in any way to this agreement, or to the consummation of the transactions contemplated hereunder, which may be made by any person, firm or entity, other than Broker, based upon any agreement made or alleged to have been made by such Indemnifying Party or its agent or representative, or the conduct or the alleged conduct of such Indemnifying Party or its agent or representative.  The provisions of this paragraph shall survive termination or expiration of the Lease.

12.	Lease in Effect. Except as modified herein, all terms and conditions of the Lease in effect as of the Effective Date hereof shall be and remain in full force and effect.

[Signatures appear on next page]

IN WITNESS WHEREOF, the parties hereto have executed and sealed this Amendment as of the day and year first written above.

LANDLORD:

JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A.),
a wholly owned subsidiary of Manulife Financial Corporation

By:           TERRY L. GILLIAM
[Signature]  Terry L. Gilliam

Title:       Regional Director, Atlanta Real Estate Office

TENANT:

THE WILLIAM CARTER COMPANY,
a Massachusetts corporation,

By:      RICHARD F. WESTENBERGER
             [Signature]

Typed Name:    Richard F. Westenberger
                    Title:    Chief Financial Officer

Attest:     THOMAS A. CARROLL
             [Signature]

Typed Name:     Thomas A. Carroll
                    Title:      Vice President Real Estate

       [CORPORATE SEAL]

EXHIBIT A
DRAWING OF SUITE 575 SPACE

EXHIBIT B

DRAWING OF SUITE 1800 SPACE

EXHIBIT C

WORK AGREEMENT

This Work Agreement is attached to and made a part of that certain Sixth Amendment to Lease dated November 15, 2010 (the “Amendment”), by and between JOHN HANCOCK LIFE INSURANCE COMPANY (USA), a wholly owned subsidiary of Manulife Financial Corporation (the “Landlord”), and THE WILLIAM CARTER COMPANY, a Massachusetts corporation (the “Tenant”). The terms used in this Exhibit that are defined in the Amendment or the Lease shall have the same meanings as provided in the Amendment or the Lease, respectively.

1.
General.  This Work Agreement sets forth the terms and conditions governing Tenant’s construction of improvements to be installed in the Expansion Premises, defined in Paragraph 4 of the Amendment (the “Improvements”).

2.	Tenant Improvement Allowance.

2.1
The Landlord agrees, subject as herein provided, to reimburse the Tenant the amount of up to Ten Dollars ($10.00) per rentable square foot of the Expansion Premises (the “Tenant Improvement Allowance”).  The Tenant Improvement Allowance is to offset all or part of the Tenant’s expenditure for the Improvements.  The Tenant Improvement Allowance may be applied by the Tenant toward all costs incurred by the Tenant in connection with the Improvements in the Expansion Premises, including but not limited to construction costs, architectural, engineering and other consulting fees (excluding legal fees).  Landlord shall not assess a construction management or oversight fee in connection with Tenant’s construction of the Improvements.  In addition to the Tenant Improvement Allowance, Tenant may use any portion of the Unused Previous Allowance, defined in Paragraph 3(d) of the Amendment, for reimbursement of Tenant’s costs incurred in constructing the Improvements.  In addition to the Tenant Improvement Allowance, Landlord shall reimburse Tenant for the cost of constructing the wall demising the Expansion Premises from the remaining space on the Fourth (4th) Floor of the Building.

2.2
Prior to the Tenant having occupied and conducted business from the Expansion Premises for thirty-one (31) days, the Landlord shall not disburse to the Tenant more than ninety percent (90%) of the Tenant Improvement Allowance.  Once the Tenant has occupied and conducted business from the Expansion Premises for a minimum of thirty-one (31) days, and upon receipt by the Landlord of (a) a final Draw Request (as hereinafter defined), (b) evidence satisfactory to the Landlord that all contractors, workers, material and service suppliers and all other persons having claims against the Tenant for payment of work done or material or service supplied in connection with the Improvements have been paid in full, (c) reproducible as-built architectural and engineering drawings of the Expansion Premises, and (d) a certified air balance report for the Expansion Premises, approved by the Tenant’s engineer, the Landlord shall reimburse the Tenant the balance of the Tenant Improvement Allowance due to the Tenant.  The said balance shall not be payable by the Landlord unless the Tenant has completed the installation of the Improvements in accordance with the drawings and specifications approved by the Landlord. It is a condition precedent to the Landlord’s obligation to reimburse the Tenant as aforesaid, that the final Draw Request must be received by the Landlord on or before March 31, 2012 (the “Allowance Expiration Date”).  Landlord shall pay to Tenant any portion of the Tenant Improvement Allowance that remains unused after the Allowance Expiration Date; provided, however, that Tenant’s delivery of written notice to Landlord prior to the Allowance Expiration Date of Tenant’s election to apply all or a portion of the Tenant Improvement Allowance as a Rent credit, in accordance with the provisions of Section 2.7 of this Work Agreement, shall constitute using the Tenant Improvement Allowance prior to the Allowance Expiration Date.

2.3            Payment of the Tenant Improvement Allowance shall be further subject to the following:

(a)
Once each calendar month during construction of the Improvements, Tenant shall present to the Landlord the Tenant’s request for payment (“Draw Request”) for such work which has been completed to date (excepting for the final Draw Request, which may be submitted immediately upon the above conditions being met).  Each Draw Request shall include the Tenant’s certification that the Improvements covered thereby have been completed, and shall be substantiated by invoices or other evidence of payment for such Improvements.  Within twenty (20) days of the Landlord’s receipt of a complete and correct Draw Request, the Landlord shall make payment to the Tenant (or to the Tenant’s vendors, subject as hereinafter provided).

(b)
All Draw Requests covering construction work shall be accompanied by an AIA Application and Certificate for Payment (AIA Documents G702 and G703), certified by the Tenant’s architect, and covering only such work as is actually installed in the Leased Premises.  All Certificates for Payment shall include full, partial, or conditional releases of lien, as the case may be, and other such documentation as the Landlord may reasonably request.  Prior to substantial completion of the Improvements, all Certificates for Payment shall include retainage of not less than ten percent (10%) of the value of the work in place.

(c)
In the case of invoices greater than Ten Thousand Dollars ($10,000.00), the Tenant may request that the Landlord make payment directly to the contractor, supplier, or vendor.  Any such request(s) shall be included in the monthly Draw Request, and shall be accompanied by the vendor’s original invoice for the work.

(d)
In the event that the Tenant is in default of its monetary obligations under the Lease beyond any applicable notice and period of cure, the Landlord shall have no obligation to make any payment of the Tenant Improvement Allowance, until such time as such default has been cured by the Tenant.

2.4
The Landlord shall have the right, but not an obligation, to pay any contractor, workers, material and service supplier, and all other persons who have performed work or supplied material or service in connection with the Improvements if the Tenant has failed to do so, and the Tenant shall pay the Landlord on demand the amount the Landlord has so paid, unless such payment is made by the Landlord prior to the disbursement of the Tenant Improvement Allowance, in which case the amount of such payment shall be deducted from the Tenant Improvement Allowance.

2.5
In the event that any mechanic’s lien is recorded against the Building or Expansion Premises or any stop notices are served on Landlord during the course of the Improvements, then Landlord shall have the right to withhold from the Tenant Improvement Allowance a sum equal to one hundred fifty percent (150%) of the disputed amount.  Landlord shall have the right to make payment of the disputed sum directly to the claimant to cause the release of any mechanic’s lien that has been filed against the Building or Expansion Premises or to cause the release of any stop notice served on Landlord where said lien has not been removed by the recordation of either a release of mechanic’s lien or a statutory lien release bond issued by a corporate surety reasonably acceptable to Landlord within ten (10) business days following the date Tenant receives notice of filing of the mechanic’s lien or Landlord’s receipt of the stop notice.

2.6	In the event that the cost of the Improvements exceeds the Tenant Improvement Allowance, then the entire amount of such excess shall be Tenant’s sole responsibility.

2.7
Notwithstanding the foregoing, Tenant may elect to apply all or any portion of the Tenant Improvement Allowance (but not the Unused Previous Allowance) as a credit to be applied to the Rent becoming due for the Expansion Premises during the seven (7) month period following the Abatement Period until such credit is exhausted, so long as written notice of such election is delivered by Tenant to Landlord no later than the Allowance Expiration Date.  Provided, however, that even if Tenant elects to apply the entire Tenant Improvement Allowance as a Rent credit, construction of all Improvements to the Expansion Premises shall otherwise be performed by Tenant in accordance with the terms of this Work Agreement, except that Tenant shall be solely responsible for the cost of the Improvements.

3.           Design and Schedule.

3.1	Tenant Plans for the Improvements.

(a)
Space Plan: The “Space Plan” as used herein shall mean a plan containing, among other things, a partition layout, door location and system furniture located in key spaces within the Expansion Premises.  Tenant shall obtain Landlord’s approval of the Space Plan prior to having Construction Drawings and Specifications prepared.

(b)
Construction Drawings and Specifications: The “Construction Drawings and Specifications” as used herein shall mean the construction working drawings, the mechanical, electrical and other technical specifications, and the finishing details, including wall finishes and colors and technical and mechanical equipment installation, if any, all of which details the Improvements to be constructed in the Expansion Premises.  The Construction Drawings and Specifications shall:

(i)	be compatible with the Building shell, and with the design, construction and equipment of the Building;

(ii)	comply with all applicable laws, codes and ordinances including the Americans With Disabilities Act, and the rules and regulations of all governmental authorities having jurisdiction;

(iii)	comply with all applicable insurance regulations and the requirements of the Board of Underwriters for a fire resistant Class A building; and

(iv)	include locations of all portions of the Improvements including complete dimensions.

(c)
Except as specified by Landlord pursuant to Section 8 hereof, all Improvements, whether covered by the Tenant Improvement Allowance or not, which are permanently affixed to the Expansion Premises or alter the operational systems of the Building shall become the property of Landlord upon expiration or earlier termination of the Lease and shall remain on the Leased Premises at all times during the term of the Lease.  Subject to any specific contrary provisions contained in the Lease or this Amendment, Tenant shall have no obligation to restore the Expansion Premises or the Temporary Premises to their condition existing as of the Effective Date hereof.

3.2
Approvals by Landlord.  The subcontractor for the mechanical, electrical and plumbing modifications to the Expansion Premises shall be Barrett, Woodyard & Associates, Inc., which subcontractor Landlord hereby approves, or such other contractor as Tenant may select, subject to Landlord’s prior approval, which shall not be unreasonably withheld or delayed.  All Construction Drawings and Specifications for the Improvements shall be subject to Landlord’s prior written approval, which shall not be unreasonably withheld or delayed, except that Landlord shall have complete discretion with regard to granting or withholding approval of Construction Drawings and Specifications to the extent they impact the Building’s structure or systems, would be visible from the Common Areas or exterior of the Building.  Any changes, additions or modifications that Tenant desires to make to the approved Space Plan and the approved Construction Drawings and Specifications (collectively, the “Tenant Plans”) shall also be subject to Landlord’s prior written approval, which shall not be unreasonably withheld except as provided above for Building structure, system or appearance impact.  The actual amount of any outside third-party review fees incurred by Landlord for the review of the Construction Drawings and Specifications, or any changes, additional or modifications thereto, shall be charged against the Tenant Improvement Allowance without mark-up by Landlord.  The contract with Tenant’s general contractor (the “Construction Contract”) shall be subject to Landlord’s prior written approval, which shall not be unreasonably withheld, except that Landlord shall have the right to withhold its approval in the event that the contract does not contain a written construction schedule (the “Written Construction Schedule”).  Tenant shall ensure that the Construction Contract places on the Contractor, defined below, the obligation for (i) payment of all wages and salaries to all individuals employed by Contractor in connection with the Improvements, in compliance with all minimum wage, overtime compensation, unemployment compensation, withholding and other laws applicable to the payment of wages and salaries by employers, and to ensure that any subcontractors engaged by Contractor are responsible for such compliance for individuals employed or engaged by such subcontractors; (ii) compliance with employment eligibility and record keeping requirements under applicable employment and immigration laws and requirements for all employees of Contractor, and to ensure that any subcontractors engaged by Contractor are responsible for such compliance for individuals employed or engaged by such subcontractors; (iii) compliance with applicable workers’ compensation laws for its own employees, and to ensure that any subcontractors engaged by Contractor are responsible for such compliance for individuals employed or engaged by such subcontractors; (iv) for compliance with all other applicable labor and employment laws for all employees of Contractor, and to ensure that any subcontractors engaged by Contractor are responsible for such compliance for individuals employed or engaged by such subcontractors; and (v) indemnifying Tenant and Landlord for, and holding Tenant and Landlord harmless from, any damages and/or costs including but not limited to, fines, assessments, penalties of law or governmental agency, attorneys’ fees, and damages arising from the violation of Contractor’s obligations under this provision.  Tenant shall not commence construction of the Improvements until all approvals from Landlord required hereunder have been obtained.

4.
Construction of Improvements.  Landlord and Tenant acknowledge that Tenant shall hire its own general contractor or contractors (the “Contractor”), which shall be subject to Landlord’s prior approval, which shall not be unreasonably withheld or delayed, to complete the Improvements.  Following Landlord’s final approval of the Tenant Plans and Tenant’s selection of the Contractor, and Tenant obtaining all required permits, Tenant shall commence and diligently proceed with the construction of the Improvements.  The Improvements shall be conducted with due diligence, in a good and workmanlike manner befitting a first-class office building, and in accordance with the Tenant Plans, the current Rules and Regulations of the Building, and all applicable laws, codes, ordinances and rules and regulations of all governmental authorities having jurisdiction over the Building.

Tenant hereby agrees to indemnify Landlord and hold Landlord harmless from any and all claims for personal or bodily injury and property damage that may arise from the performance of the Improvements, whether resulting from the negligence or willful misconduct of the Contractor, subcontractors or otherwise, unless such claims are the result of the gross negligence or willful misconduct or breach of the Lease by Landlord or Landlord’s agents, employees or contractors.  The Contractor and subcontractors shall execute such additional documents as Landlord deems reasonably appropriate to evidence said indemnity.

Notwithstanding the foregoing, Tenant shall not commence the Improvements until the following is provided:

(a)
Insurance.  Prior to construction, Tenant shall provide Landlord with an original certificate of All-Risk Builder’s Risk Insurance, subject to Landlord’s reasonable approval, in the minimum amount of the replacement cost of the Improvements issued by a company or companies acceptable to Landlord and authorized to do business in the State of Georgia, covering the Leased Premises, with premiums prepaid, and which names the Landlord as an additional insured.  Said policy shall insure the Improvements and all materials and supplies for the Improvements stored on the Expansion Premises (or at any other sites) against loss or damage by fire and the risks and hazards insured against by the standard form of extended coverage, and against vandalism and malicious mischief.  Said insurance coverage shall be for one hundred percent (100%) of replacement cost, including architectural fees. Such policy shall contain a provision that the insurance company waive the rights of recovery or subrogation against Landlord, its agents, servants, invitees, employees, affiliate companies, and their insurers.

(b)
Governmental Permits.  Building permits and other appropriate permits and licenses from the appropriate agency or office of any governmental or regulatory body having jurisdiction over the Leased Premises and which are required for the construction of the Improvements.

(c)	Additional Insurance. Such additional insurance as may then be required of all contractors performing work in the Building.

(d)
Accepted Contract and Bid.  Tenant shall provide Landlord with a copy of the contract entered into with the Contractor, which shall include the Written Construction Schedule and the names of all subcontractors, materialmen and suppliers.  Tenant shall further provide Landlord with a copy of the contract (which may be in the form of a purchase order or work authorization) for any design professionals and other vendors involved in the execution of the Improvements.

5.
Change Orders.  If Tenant desires any change or addition to the work or materials to be provided pursuant to this Exhibit after Tenant’s and Landlord’s approval of the Construction Drawings and Specifications, Tenant shall submit a proposed Change Order to Landlord describing or depicting such proposed change (the “Proposed Change Order”).  The Proposed Change Order shall be subject to Landlord’s prior approval, which shall be granted or withheld in accordance with the provisions of Section 3.2 of this Work Agreement, as soon as possible, but in no event later than three (3) Business Days after Landlord’s receipt of the Proposed Change Order.  If Landlord approves the Proposed Change Order, Tenant shall issue a Change Order in accordance with the Proposed Change Order approved by Landlord.  All additional expenses attributable to any Change Order requested by Tenant and approved by Landlord shall be charged against the Tenant Improvement Allowance.

6.
Cooperation With Other Tenants.  Tenant shall promptly remove from the Common Areas any of Tenant’s equipment, materials, supplies or other property deposited in the Common Areas during the construction of the Improvements.  Further, Tenant shall at no time disrupt or allow disruption to any portion of the Parking Facilities of the Building, pedestrian access, nor allow disruptions of mechanical, electrical, telephone and plumbing services.  In addition, Tenant shall not interrupt the normal business operation of any other tenant at the Building.

7.
Inspection by Landlord.  Landlord shall have the right to inspect the Improvements at all reasonable times upon prior notice to Tenant.  Landlord’s failure to inspect the Improvements shall not constitute a waiver of any of Landlord’s rights hereunder nor shall Landlord’s inspection of the Improvements constitute the Landlord’s approval of same.

8.
Removal of Improvements.  Portions of the Improvements reasonably determined by Landlord to be specialized improvements (e.g. floor and ceiling mounted auxiliary air conditioning units, non-building standard fire suppression/control systems, computer rooms, auditoriums and laboratories) shall, at the election of Landlord, either be removed by Tenant at its expense before the expiration of the Term or shall remain upon the Leased Premises and be surrendered therewith upon the expiration or earlier termination of the Lease as the property of Landlord. If Landlord requires the removal of all or part of the Improvements, Tenant, at its expense, shall repair any damage to the Leased Premises or the Building caused by such removal and restore the Leased Premises to their condition prior to the installation of the Improvements. If Tenant fails to remove such Improvements upon Landlord’s request, then Landlord may (but shall not be obligated to) remove the same and the cost of such removal, repair and restoration, together with any and all damages which Landlord may suffer and sustain by reason of the failure of Tenant to remove the same, shall be charged to Tenant and paid upon demand.  All voice and data cabling (“Cabling”) installed by Tenant inside any of the interior walls of the Expansion Premises, in any portion of the ceiling plenum above or below the Expansion Premises, or in any portion of the Common Areas of the Building, including but not limited to any of the shafts or utility rooms of the Building, shall be clearly labeled or otherwise identified as having been installed by Tenant.  All Cabling installed by Tenant shall comply with the requirements of the National Electric Code and any other applicable fire and safety codes.  Upon the expiration or earlier termination of the Lease applicable to the Expansion Premises, Tenant shall remove all Cabling installed by Tenant anywhere in the Expansion Premises or the Building to the point of the origin of such Cabling, and repair any damage to the Expansion Premises or the Building resulting from such removal, if requested to do so by Landlord, as provided below.  No later than thirty (30) days prior to the expiration of the Term applicable to the Expansion Premises, Landlord shall notify Tenant whether Landlord will require Tenant to remove Cabling from the Expansion Premises, and if Landlord elects to require Tenant to remove Cabling from such space, then Tenant shall remove such Cabling as provided above.

9.
Completion of Improvements. Tenant shall notify Landlord in writing when the Improvements have been substantially completed. Landlord shall thereupon have the opportunity to inspect the Improvements in order to determine if the Improvements have been substantially completed in accordance with the Tenant Plans. If the Improvements have not been substantially completed in accordance with the Tenant Plans, Landlord shall, immediately following inspection, provide Tenant with written notification of the items deemed incorrect or incomplete.  Tenant shall forthwith proceed to correct the incorrect or incomplete items. Notwithstanding anything to the contrary, the Improvements shall not be considered suitable for review by Landlord until all designated or required governmental inspections, permits and certifications necessary for the Improvements, including, but not limited to final inspection by the governing jurisdiction, have been made, given and/or posted, at which time Landlord and Tenant shall jointly prepare a list (the “Punch List”) of those matters remaining to be accomplished to complete construction of the Improvements in accordance with the approved Construction Drawings and Specifications.

10.
Substantial Completion.  For purposes of this Amendment, “Substantial Completion,” “Substantially Complete” and “Substantially Completed,” shall mean the date when all of the following have occurred with respect to the Improvements: (i) Landlord has reasonably determined that the construction of the Improvements has been substantially completed in accordance with the Tenant Plans, subject only the Punch List; and (ii) the building department of the city or county where the Leased Premises are located has completed its final inspection of the Improvements and has issued a Certificate of Occupancy allowing Tenant’s use and occupancy of the Expansion Premises.  Provided, however, that Tenant may satisfy the requirement of producing a Certificate of Occupancy by securing a temporary or conditional certificate of occupancy so long as the condition of the Improvements in the absence of those items of construction that Tenant must complete as a condition to the issuance of a final Certificate of Occupancy is adequate for the conduct of Tenant’s business in the Expansion Premises.

11.
Repayment of Disbursed Allowance in Event of Default.  After the Tenant Improvement Allowance, or such portion thereof as may expended by Landlord hereunder (the “Disbursed Allowance”), has been paid by Landlord, the principal amount of the Disbursed Allowance, together with interest thereon calculated at the simple interest rate of nine percent (9%) per annum, shall be amortized evenly over the remaining unexpired Term of the Lease, as extended herein, following the expiration of the Abatement Period, and so long as Tenant does not default in its monetary obligations under the Lease, and fail to cure such default within the applicable period of cure, if any, provided under the Lease, then the balance of the Disbursed Allowance shall be reduced each month by the principal amount amortized each month, and upon Landlord’s receipt of the final payment of Rent due during the Term of the Lease, Tenant shall have no liability to Landlord for the repayment of any portion of the Disbursed Allowance or the interest thereon that accrued and was amortized over the Term of the Lease.  In the event that Tenant shall default in any of its monetary obligations under the Lease, and Tenant shall fail to cure such default within the applicable cure period, if any, specified in the Lease, then in addition to all of Landlord’s other remedies available under the Lease, Tenant shall also be liable to Landlord for the entire unreduced principal balance of the Disbursed Allowance remaining as of the date of such uncured default, and interest shall accrue thereon at the default interest rate specified in the Lease.